Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-84573






                                                       Prospectus Supplement
                                                        Dated March 2, 2001

          The Prospectus dated August 13, 1999 relating to the offer for resale of up to $361,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.87% Convertible Subordinated Notes due 2006, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following information in the "Selling Securityholders" table in the Prospectus Supplement dated August 13, 1999:


                                                                Principal Amount
                                                                  of Registered
                          Selling Securityholders                     Notes
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Family Service Life Insurance Company.............................   $700,000

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     Total of Above...............................................   $700,000
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          The "Selling Securityholders" table in the Prospectus, as
supplemented, is amended so that the principal amount of registered notes held by McMahan Securities Co. L.P. is increased from $100,000 to $155,000.

          The "Selling Securityholders" table in the Prospectus, as supplemented, is amended so that the principal amount of registered notes held by New York Life Insurance and Annuity Corporation is reduced from $2,000,000 to $1,000,000.